Exhibit 10.2

STARTEK, INC.

OPTION AGREEMENT
pursuant to
DIRECTORS’ STOCK OPTION PLAN

               THIS OPTION AGREEMENT (this “Agreement”), dated as of «Date» (the “Effective Date”), is delivered by StarTek, Inc., a Delaware corporation (the “Company”), to «Name» (the “Participant”), who has been appointed and/or elected as a Non-Employee Director of the Company.

Recitals

     A. The Board has adopted, with subsequent stockholder approval, the StarTek, Inc. Directors’ Stock Option Plan, as amended from time to time (the “Plan”).

     B. The Plan provides for the automatic granting of options to Non-Employee Directors to purchase shares of the Common Stock of the company in accordance with the terms and provisions thereof on specific dates of election and, if applicable, reelection as a Director (each specific date, the “Option Date”) with respect to the Options so granted), as to the specific number of shares of Common Stock on such Option Date.

     C. The Participant has been appointed and/or elected as a Non-Employee Director as of the Effective Date and has been granted Options under the Plan, subject to the terms and conditions hereof.

     D. This Agreement shall cover and relate to all Options granted to participant under the Plan on each applicable Option Date.

Agreement

     NOW, THEREFORE, the parties hereby agree as follows:

     1. Definitions. Except as expressly indicated herein, defined terms used in this Agreement shall have the meanings set forth in the Plan.

        (a) Grant of Options. Subject to the terms and conditions of the Plan, the Company has granted to the Participant, as of the Effective Date, an option to purchase up to «Options_granted» shares of Common Stock at a price of $«Exercise_price» per share, the Fair Market Value of the Common Stock as of the Effective Date. Such option is hereinafter referred to as the “Option” and the shares of Common Stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the “Option Shares”.

     2. Vesting and Termination of the Options

        (a) Vesting of Options. Subject to such further limitations as are provided in the Plan and this Agreement, the Options vest immediately upon grant and are fully exercisable as to the related Option Shares (subject to adjustment as provided in paragraph 8 of the Plan).

        (b) Termination of Options. The Options granted under the Plan will expire as of the earliest of:

               (i) the date on which the Participant’s membership on the Board is terminated for Cause;

               (ii) with respect to each separate Option granted pursuant to the Plan, 10 years from the Option Date of each respective Option; or

               (iii) one year after the Participant’s death.

     3. Exercise of Options

        (a) Notice and Payment. To exercise an Option in whole or in part, a Participant (or, after his death, his executor or administrator) must give written notice to the Board, stating the number of shares as to which he intends to exercise the Option together with payment of the Option Price. The Option Price (and any required withholding) may be paid (i) in cash, (ii) in shares of Common Stock having an aggregate Fair Market Value, as determined on the date of delivery, equal to the Option Price, or (iii) by delivery of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds necessary to pay for all Common Stock acquired through such exercise and any tax withholding obligations resulting from such exercise.

        (b) Delivery of Certificate. On the exercise date specified in the Participant’s notice or as soon thereafter as is practicable, upon full payment for such Option Shares, the company shall cause (i) to be delivered to the participant, a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued Common Stock or reacquired Common Stock, as the Company may elect) or (ii) a book entry to be made on the records of the Company and the Company’s transfer agent. The obligation of the Company to deliver Common Stock shall, however, be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of an Option or the related Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, such Option or the issuance or purchase of Common Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

        (c) Failure to Pay. If the Participant fails to pay for any of the Option Shares specified in such notice and any required withholding tax or fails to accept delivery of the Option Shares, the Participant’s right to purchase such Option Shares may be terminated by the Company. The date specified in the participant’s notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased upon such exercise and any required tax withholding shall have been received by such date.

     4. Non-Transferability of Options. During the participant’s lifetime, the Options shall be exercisable only by the Participant or any guardian or legal representative of the Participant, and the Options shall not be assignable or transferable by the Participant except, in case of the death of the Participant, by will or the laws of interstate succession. In addition, the Options shall not be subject to attachment, execution or other similar process. In the event of (i) any attempt by the Participant to alienate, assign, pledge, hypothecate or otherwise dispose of the Options, except as provided for herein, or (ii) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Options by notice to the Participant and it shall thereupon become null and void.

     5. Transferability of Option Shares. The Participant hereby agrees that the Option Shares acquired upon exercise of an Option shall be acquired for the Participant’s own account for investment purposes only and not with a view to any distribution or public offering thereof within the meaning of the Securities Act, or other applicable securities laws. If the Board so determines, the transfer agent shall be notified or any stock certificates issued upon exercise of an Option shall bear a legend to the effect that the Option Shares have been so acquired. The Company shall not be required to bear any expenses of compliance with the Securities Act, other applicable securities laws, or the rules and regulations of any national securities exchange or other regulatory authority in connection with the registration, qualification or transfer, as the case may be, of an Option or the related Option Shares acquired upon exercise thereof. The foregoing restrictions on a transfer of Option Shares shall not apply if (i) the company shall have been furnished with a satisfactory opinion of counsel to the effect that such transfer will be in compliance with the Securities Act and all other applicable securities laws or (ii) the Option Shares shall have been duly registered in compliance with the Securities Act and all other applicable securities laws.

     6. Section 16 Compliance. This Agreement is intended to comply with all applicable conditions of Rule 16(b)-3, or any superseding rule, under the Exchange Act. To the extent any provision of this Agreement or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

     7. Membership on the Board Not Affected. Neither the granting of an Option nor its exercise shall be construed as granting to the participant any right with respect to continuance of the participant as a member of the board.

     8. Amendment of an Option. An Option may be amended by the Board at any time (i) if the Board determines, in its sole discretion, that amendment is necessary or advisable I the light of any addition to or change in the Code or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Option Date and by its terms applies to the Option or (ii) other than in the circumstances described in clause (i), with the consent of the Participant.

     9. Notice. Any notice to the company provided for in this Agreement shall be addressed to the Company in care of its Secretary at its executive offices at 100 Garfield Street, Denver, Colorado 80206, and any notice to the Participant shall be addressed to the Participant at the current address shown on the records of the Company. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

     10. Incorporation of Plan by Reference. Each Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Options shall in all respects be interpreted in accordance with and subject to the terms and provisions of the Plan. The Board shall interpret and construe the Plan and this Agreement, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder. If any terms of this Agreement conflict with the terms of the Plan, the terms of the Plan shall control.

     11. Governing Law. The validity, construction, interpretation and effect of this Agreement shall exclusively be governed by and determined in accordance with the laws of the State of Delaware, except to the extent preempted by federal law, which shall to the extent of such preemptive govern.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

ATTEST:	STARTEK, INC. a Delaware corporation

By:

Eugene L. McKenzie, Jr., Secretary		William E. Meade, President and
Chief Executive Officer

ACCEPTED AND AGREED TO:

«Name»